UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2014
Date of Report (Date of earliest event reported)

GO GREEN DIRECTORIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53337	01-0884561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Birch Street Suite 4800 Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

(949) - 373-7281
Registrant’s telephone number, including area code

2724 NE 27th Court
Fort Lauderdale, Florida 33306
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Effective January 7, 2014, a change in control of Go Green Directories, Inc., a Nevada corporation (the "Company"), occurred. The change in control was effected by the sale and transfer of 10 million restricted shares of the Company’s common stock. The Company currently has 15.1 million shares of its common stock issued and outstanding. The shares transferred in connection with the change of control represents 66.2% of the total issued and outstanding shares. The persons that acquired the shares are:

Joe Lopez: 2.5 million shares – 16.56% of the issued and outstanding
David Walters: 2.5 million shares – 16.56% of the issued and outstanding
Pete Wells: 2.5 million shares – 16.56% of the issued and outstanding
First Rate Boxing: 2.5 million shares – 16.56% of the issued and outstanding

A total of $200,000 was paid as consideration for the control shares of the Company, the source of which was the purchasers’ personal resources. Control was acquired from the prior officers and directors of the company. As part of the change in control, the prior officers and directors appointed the purchasers as the Company’s officers and directors of the Company and the prior officers and directors resigned. See Item 5.02 below.

Information regarding the Company that would be required if the Company were filing a general form for registration of securities on from 10 under the Securities Exchange Act of 1934 was previously reported in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 18, 2013.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective January 7, 2014, the Company accepted the resignations of Brian J. O’Shaughnessy and Rachael Hodyno as officers of the Company and as members of the Company’s board of directors. The resignations of Mr. O’Shaughnessy and Ms. Hodyno were not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Mr. Joe Lopez, Mr. David Walters and Mr. Pete Wells were elected as members of the Board of Directors. In addition, Mr. Lopez was appointed as the Company’s Chief Executive Officer and Mr. David Walters was appointed as the Company’s Secretary and Treasurer.

Biographies

Joe Lopez.   Mr. Lopez is the founder and President of MMA Galore. MMA Galore is positioning itself to become the premier Mixed Martial Arts (MMA), Jiu-Jitsu and Muay Thai clothing and accessory supplier in North America. J.C. has negotiated to bring MMA supplies from several top, internationally renowned manufactures such as Pretorian of Brazil and Yokkao of Thailand, into the estimated $3 Billion MMA market in the USA. Mr. Lopez has been able to create this dynamic sports company with his marketing acumen, negotiating skills, distribution and international business experience. Prior to MMA Galore, J.C. held COO and Managing Director positions at of Barbeques Galore and NexGrill Industries. He helped to build Barbeques Galore into a $200 million nationally recognized brand name. At NexGrill Industries J.C was instrumental in arranging for the Taipei, Taiwan based company to acquire shelf space at Lowe’s, Sam’s Club, Home Depot, Costco Wholesale, Sears and BJ’s Wholesale, creating a $400 million a year business. Mr. Lopez’s comfort with a conversational level of Mandarin has been a definite asset. J.C. was an Advisory Board Member at both these companies. J.C. was also a Vice President at the ad agency DMB&B where serviced Proctor & Gamble accounts and as COO of several other retail distributors.

Mr. Lopez has a BA in Business Administration from Texas Tech University. He also is continuing to develop his C.V with Graduate Business work at UCLA and the Stanford Executive Program. J.C. is a lifelong participant in the Martial Arts with a focus in Muay Thai, Kickboxing & JiuJitsu.

David Walters.  Mr. Walters co-founded Monarch Bay Securities, LLC, a FINRA registered broker dealer, in 2006. Prior to Monarch Bay, Mr. Walters was a principal with Monarch Bay Capital Group, LLC, a firm that provided advisory services and capital for emerging growth companies. From 1992 through 2000 he was Executive Vice President and Managing Director in charge of Capital Markets for Roth Capital (formerly Cruttenden Roth) where he was instrumental in building the company’s revenues from $7 million to $65 million. As an equity partner, he managed the capital markets group and led over 100 public and private financings, raising over $2 billion in growth capital. Additionally, Mr. Walters oversaw a research department that covered over 100 public companies, and was responsible for the syndication, distribution and after-market trading of the public offerings. He managed the public offerings for Cruttenden Roth, which was the most prolific public underwriter in the U.S. for deals whose post-offering market cap was less than $100 million. Mr. Walters sat on Roth’s Board of Directors from 1994 through 2000. Prior to Cruttenden Roth, he was Vice President for both Drexel Burnham Lambert and Donaldson Lufkin and Jenrette in Los Angeles, and he ran a private equity investment fund. Mr. Walters maintains an extensive network of specialists in research, syndication of transactions, trading and market-making for small capitalization companies. Mr. Walters earned a B.S. in Bioengineering from the University of California, San Diego. Mr. Walters holds FINRA Series 7, 63, 24, 79, 99 and 28 licenses.

Pete Wells.   Mr. Wells joined the board of directors of CrossBox in December 2013. He currently works as a consultant for several emerging companies, with a focus on financing and business development activities.Prior to that, he was an investment banker at Moelis & Company from the firm's inception in 2007 through 2013 where he executed a variety of M&A, capital markets and restructuring transactions across various industry sectors. Prior to joining Moelis, Mr. Wells worked at UBS Investment Bank from 2006 to 2007 and The Gores Group in 2005. Mr. Wells is a co-founder and currently serves on the board of directors of Fotofwd. He received a BA from Loyola Marymount University.

ITEM 8.01 OTHER EVENTS.

The Company intends, under its new management team, to target the $49 billion fitness and equipment market for its new business operations. In connection with its new operations, the Company intends to change its name to “CrossBox, Inc.” Further information in the form of filings and/or information statement or proxy statement will be provided in connection with such change in the near future.

The Company has created a fitness program composed of proven proprietary supramaximal interval training (SMIT) techniques and High Interval Intensity Training (HIIT) utilizing a patented speed bag and high quality boxing gloves. The Company will have the use of the patented speed bag developed and owned by FirstRate Boxing. Information about this speed bag can be found on FirstRate’s website at www.firstrateboxing.com.

The Company will be partnering with an internationally known, world class trainer to provide training for instructors to achieve CrossBox certification, thereby providing an effective, rigorous and consistent client experience across all gym locations.

The three business of CrossBox

CrossBox will be focusing on three (3) fitness equipment related businesses.

1. Gym within a Gym

The Company intends to leverage its expertise in training techniques and relationship network to expand through “gym-within a-gym” location concepts. It is the Company’s intention create partnerships to have dedicated space and time within established health club networks to provide personal and group training fitness programs. The Company believes its program will be attractive to potential gym partners as they differentiate themselves by offering a boutique, highly regimented group class experience to their members.  In certain markets the Company intends to pursue a strategy of building out standalone micro gyms based around the CrossBox fitness regimen.

The recent rise of the micro gym concept is a result of improvements in digital infrastructure, simplicity, affordability and changing consumer tastes and attitudes toward the traditional health club model. The micro gym facilities will be based around interactive modules utilizing the proprietary speed bag platform.  The modules will provide self-led instruction through personalized training programs built around each individual’s fitness goals. The clubs will be open 24 hours per day and can be staffed with just one person during non-peak hours.

2. DVD and Home Video

The Company intends to develop a CrossBox home video training series available through DVD and digital download to provide further distribution of the fitness programs to reach a wider audience.

Individual workouts incorporate cardio and muscular work and range from 25 to 90 minutes in length.

Training series will be customized toward different body types, built around specific fitness goals (strength, endurance, weight-loss, etc.) and these provide the consumer with a tailored, varied workout program over 30-60-90 day intervals.

3. GEAR AND APPAREL
FirstRate Boxing Patented SpeedBag:

HISTORY OF FIRST RATE

First Rate speed bag platforms were designed by a former boxer, Jeff Crawford, world-class boxing trainer Freddie Roach. During his training program, Crawford discovered that most speed bag platforms could not stand up to the daily pounding of a boxer’s daily training regimen. After retiring from boxing, he developed a speed bag that is easily adjustable and durable. He and Freddie Roach became partners to further develop the product. First Rate now owns a design patent on the speed bag and offers a lifetime warranty on manufacturing defects. The speed bag has received high praise within the industry.

CrossBox intends to leverage the stature and reputation achieved within the professional fighting community to expand its product offering to include a full line of boxing and MMA equipment, accessories, apparel, and gym training, classes and services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GO GREEN DIRECTORIES, INC.

DATE: January 8, 2014	/s/ JOE LOPEZ
Joe Lopez
Chief Executive Officer